Exhibit 99.1

For information, contact:

Media – Susan Moore (713) 309-4645

Investors – Doug Pike (713) 309-7141

Lyondell Reports Third Quarter 2003 Results

■	Propylene oxide and derivative margins and volumes increased

■	Strong September MTBE margins

■	LCR and Equistar performance better than second quarter

■	October equity issuance of 13.8 million shares increased Lyondell liquidity by $171 million

HOUSTON, October 23, 2003 – Lyondell Chemical Company (NYSE:LYO) today announced a net loss for the third quarter of $44 million or 27 cents per share. This compares to a net loss of $2 million or 2 cents per share for the third quarter of 2002, and a net loss of $68 million or 43 cents per share in the second quarter of 2003.

Table 1—Lyondell Earnings Summary

Millions of dollars except per share amounts	3Q2003	3Q2002	2Q2003	1st Nine Months 2003	1st Nine Months 2002
Sales and other operating revenues	$954	$855	$913	$2,856	$2,372
Net loss	(44)	(2)	(68)	(225)	(55)
Basic and diluted net loss per share (a)	(0.27)	(0.02)	(0.43)	(1.40)	(0.44)
Weighted average shares outstanding (millions) (a) (b)	161.6	140.3	161.0	161.0	125.2

(a)	Lyondell sold 8.28 million shares of common stock on July 1, 2002 in a public offering and issued 34 million shares of Series B common stock to Occidental Petroleum Corporation (“Occidental”) on August 22, 2002 in connection with the purchase of Occidental’s 29.5% interest in Equistar. Lyondell paid a dividend to Occidental on September 29, 2003 by issuing 594,180 shares of Series B common stock to Occidental in lieu of a dividend payment in cash.
(b)	Subsequent to September 30, 2003, Lyondell sold 13.8 million shares of common stock, including 2.7 million shares to Occidental.

Compared to the third quarter of last year, Lyondell’s net loss increased primarily as a result of lower product margins at Equistar, lower toluene di-isocyanate (TDI) margins, and the impact of the expiration at the end of 2002 of a favorable methyl tertiary butyl ether (MTBE) contract with BP. Compared to the second quarter of this year, the third quarter 2003 improvement primarily reflects higher margins and sales volumes for propylene oxide and its derivatives together with higher MTBE margins. During the third quarter of 2003, the write-off of an Equistar polymer R&D facility increased Lyondell’s net loss by $5 million or 3 cents per share. Lyondell’s year-to-date 2003 net loss increased to $225 million or $1.40 per share compared to a net loss of $55 million or 44 cents per share for the prior year-to-date period, primarily as a result of lower MTBE performance and higher losses from the company’s Equistar ownership.

Table 2—Supplemental Financial Data—Lyondell and Proportionate Share of Ventures

Millions of dollars	3Q2003	3Q2002	2Q2003	1st Nine Months 2003	1st Nine Months 2002
Proportionate sales and other operating revenues (a)	$2,717	$2,189	$2,571	$8,128	$5,706
Proportionate EBITDA (b)	207	230	161	446	586

(a)	See Table 6 for components of proportionate share of sales and other operating revenues.
(b)	See Table 7 for a reconciliation of net income (loss) to proportionate EBITDA and Table 8 for Lyondell’s income statement information.

“Results during the quarter were generally as anticipated as volumes returned to more typical levels for our core ethylene- and propylene oxide-based products. Early in the quarter we experienced some product price decay, but this reversed late in the quarter when pricing of several key products such as polyethylene began to increase. Throughout the quarter, raw materials costs continued to be volatile,” said Lyondell President and CEO Dan F. Smith. “MTBE margins improved throughout the quarter, demonstrating the product’s economic value in the gasoline pool, and LCR’s operations and cash distributions continued to be very strong. Finally, earlier this month, we took steps to further enhance our liquidity and issued 13.8 million shares of common stock, raising $171 million. Maintaining substantial liquidity through the trough has continued to be our financial focus.”

OUTLOOK

There are signs of improvement in the global economy; however they are not yet sufficient to provide a clear trend line. In the near term, any improvements are being overshadowed by volatility in raw material and energy prices.

Seasonal weakness in MTBE margins is likely to be further compounded as the market begins to adjust to the completion of MTBE phase-outs in California, New York, and Connecticut. In addition, the fourth quarter is typically a slow quarter for chemicals; but to date, volumes and pricing have been consistent with late third-quarter levels. Equistar and Lyondell are currently benefiting from price increases in polyethylene and several of the propylene oxide derivatives; however, raw material and energy costs remain volatile and continue to pressure margins.

“We are looking forward to the completion and start-up of our propylene oxide/styrene monomer (POSM) plant in Rotterdam, expected in the fourth quarter,” Smith said. “This is the fourth POSM facility in our system, and we expect that it will have a positive impact on 2004 performance.”

LYONDELL AND JOINT VENTURES

Lyondell’s operations comprise: Lyondell’s IC&D segment; Equistar, a joint venture with Millennium Chemicals Inc.; and LCR, a joint venture with CITGO Petroleum Corp.

Lyondell’s Intermediate Chemicals & Derivatives (IC&D) Segment – The IC&D segment includes propylene oxide and derivatives, MTBE, methanol, styrene and TDI.

Table 3—IC&D Financial Overview

Millions of dollars	3Q2003	3Q2002	2Q2003	1st Nine Months 2003	1st Nine Months 2002
Sales and other operating revenues	$954	$855	$913	$2,856	$2,372
Operating income (loss) (a)	20	59	(6)	(4)	162
EBITDA (a)	84	106	48	185	321

(a)	See Table 7 for a reconciliation of Lyondell’s net loss to EBITDA and Table 8 for Lyondell’s IC&D operating income (loss) and net loss.

3Q03 vs. 3Q02 – Reduced profitability of MTBE and TDI more than offset improved results in propylene oxide and its derivatives. The lower MTBE profitability resulted from a combination of the expiration of a favorable contract with BP at the end of 2002, lower sales volumes, and higher U.S. natural gas costs. These factors were partially offset by higher raw material margins in the merchant MTBE market. TDI margins were significantly lower as increased raw material and energy costs have not been fully offset by increased prices. Margins in the propylene oxide and derivative product areas improved as product prices were slightly higher than last year while raw material (propylene) prices were lower. Styrene performance was unchanged.

3Q03 vs. 2Q03 – Compared to the second quarter of 2003, IC&D’s operating income improved by $26 million based on higher margins and sales volumes for propylene oxide and its derivatives together with higher MTBE margins. Sales volumes for propylene oxide and its derivatives were 10 percent higher than in the second quarter of 2003. Margins in the third quarter benefited from lower propylene raw material prices while sales prices remained relatively stable. However, TDI continued to be negatively impacted by depressed prices coupled with increased raw material costs. Styrene performance was unchanged.

Equistar Chemicals, LP – Lyondell owns a 70.5 percent interest in Equistar, which consists of the petrochemicals and polymers segments.

Table 4—Equistar Financial Overview – 100% Basis

Millions of dollars	3Q2003	3Q2002	2Q2003	1st Nine Months 2003	1st Nine Months 2002
Sales and other operating revenues	$1,642	$1,508	$1,597	$4,880	$4,106
Operating income (loss)	12	71	24	(60)	18
Net income (loss) (a)	(40)	22	(49)	(235)	(1,185)
EBITDA before cumulative effect of accounting change(a)	87	147	80	148	242

(a)	See Table 7 for a reconciliation of Equistar’s net income (loss) to EBITDA.

Equistar’s results in the third quarter of 2003 included an $11 million charge for the write-off of a polymer R&D facility as the result of a refocusing of R&D efforts.

3Q03 v. 3Q02 – Compared to the third quarter of 2002, the current quarter is principally characterized by higher costs which were only partially offset by higher sales prices. Costs were impacted primarily by higher prices for raw materials and energy, particularly natural gas.

Sales volumes of ethylene and derivative products (ethylene oxygenates and polyethylene) were approximately equal to year-ago levels. Polymer sales volumes were negatively impacted by approximately 80 million pounds of lower polypropylene sales as a result of the first quarter 2003 sale of the Bayport polypropylene unit.

3Q03 v. 2Q03 – Compared to the second quarter of 2003, Equistar benefited from increased sales volumes of ethylene and derivative products, which were approximately 435 million pounds (21 percent) higher than in the second quarter of 2003. This volume improvement was generally offset by lower third quarter product margins. Product prices tended to erode early in the third quarter; however, this reversed partially as some product price increases began to take hold in September. Chemical Marketing Associates, Inc. (CMAI) reported that the cost of producing ethylene from liquid raw materials increased during the third quarter by approximately 4 cents per pound versus the second quarter. Despite this cost increase, CMAI reported that liquid-based olefin plants continued to be advantaged versus natural gas-based plants. (See Note 1.)

LYONDELL-CITGO Refining LP (LCR) – Lyondell owns a 58.75 percent interest in LCR, a major refiner of heavy crude oil.

Table 5—LCR Financial Overview – 100% Basis

Millions of dollars	3Q2003	3Q2002	2Q2003	1st Nine Months 2003	1st Nine Months 2002
Sales and other operating revenues	$1,030	$891	$905	$3,118	$2,436
Operating income	77	58	67	182	177
Net income (a)	69	50	58	155	154
EBITDA (a)	105	86	96	267	264

(a)	See Table 7 for a reconciliation of LCR’s net income to EBITDA.

3Q03 v. 3Q02 – Compared to the third quarter of 2002, performance at LCR improved by $19 million. LCR’s total crude processing rate was relatively unchanged averaging 265,000 barrels per day as compared to 263,000 barrels per day in the third quarter of 2002. The amount of Venezuelan crude oil processed by LCR under the Crude Supply Agreement (CSA) with PDVSA was 17,000 barrels per day higher than in the third quarter of 2002, averaging 229,000 barrels per day. Spot crude margins increased by approximately $1.15 per barrel versus last year.

3Q03 vs. 2Q03 – Compared to the second quarter of 2003, LCR performance improved by $11 million. Total crude processing rates were slightly lower. Increased spot crude volumes of 8,000 barrels per day partially replaced lower CSA crude volumes of 17,000 barrels per day. The small improvement in performance is largely attributed to lower costs during the third quarter, including the absence of a $6 million second-quarter charge related to personnel reductions.

CONFERENCE CALL

Lyondell will host a conference call today, October 23, 2003, at 11:30 a.m. Eastern Time (ET). Participating on the call will be: Dan Smith, President and CEO; Morris Gelb, Executive Vice President and COO; Kevin DeNicola, Senior Vice President and CFO; and Doug Pike,

Director of Investor Relations. The dial-in numbers are 888-385-9734 (U.S – toll free) and 212-547-0409 (international). The pass code is Lyondell. The call will be broadcast live on the Investor Relations page of the company’s web site at www.lyondell.com/earnings.

A replay of the call will be available from 1:30 p.m. ET October 23 to 5 p.m. ET October 31. The dial-in numbers are 800-925-2380 (U.S) and 402-220-4107 (international). Pass code for each is 5549. Web replay will be available at 1:30 p.m. ET October 23 on the Investor Relations page of the company’s web site at www.lyondell.com/earnings.

Reconciliations of non-GAAP financial measures to GAAP financial measures, together with any other applicable disclosures, including this earnings release, will be available at 11:30 a.m. ET at www.lyondell.com/earnings.

NOTE 1

“Liquid raw materials” include crude-oil-based liquids such as naphtha, condensates and gas oils. In contrast, “natural gas-based” raw materials include ethane, propane and butane which are sometimes referred to collectively as natural gas liquids (NGLs). Equistar’s olefins facilities on the Texas Gulf Coast generally have the flexibility to use significant percentages of either liquid or natural gas-based raw materials for the production of ethylene.

ABOUT LYONDELL

Lyondell Chemical Company, (www.lyondell.com), headquartered in Houston, Texas, is a leading producer of: propylene oxide (PO); PO derivatives, including toluene diisocyanate (TDI), propylene glycol (PG), butanediol (BDO) and propylene glycol ether (PGE); and styrene monomer and MTBE as co-products of PO production. Through its 70.5% interest in Equistar Chemicals, LP, Lyondell also is one of the largest producers of ethylene, propylene and polyethylene in North America and a leading producer of ethylene oxide, ethylene glycol, high value-added specialty polymers and polymeric powder. Through its 58.75% interest in LYONDELL-CITGO Refining LP, Lyondell is one of the largest refiners in the United States processing extra heavy Venezuelan crude oil to produce gasoline, low sulfur diesel and jet fuel.

FORWARD LOOKING STATEMENTS

The statements in this release relating to matters that are not historical facts are forward-looking statements that are subject to risks and uncertainties. Actual results could differ materially, based on factors including, but not limited to: the cyclical nature of the chemical and refining industries; availability, cost and volatility of raw materials and utilities; governmental regulatory actions and political unrest; global economic conditions; industry production capacity and operating rates; the supply/demand balance for Lyondell’s and its joint ventures’ products; competitive products and pricing pressures; access to capital markets; technological developments and other risk factors. For more detailed information about the factors that could cause actual results to differ materially, please refer to Lyondell’s Annual Report on Form 10-K for the year ended December 31, 2002 and Lyondell’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2003 which will be filed in November 2003.

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Table 6—Unaudited Financial and Operating Information

(Millions of dollars)	Lyondell Chemical Company		Joint Ventures		Lyondell and Proportionate Share of Equity Investments(a)
			Equistar 100%	LCR 100%
Three months ended September 30, 2003:
Sales and other operating revenues (b)	$954		$1,642	$1,030	$2,717
SG&A and R&D	43		57	14	91
EBITDA	84		87	105	207
Depreciation and amortization	66		76	28	134
Interest expense, net	106		51	8	147
Net loss	(44	)(c)
Capital expenditures	9	(d)	28	8	33
Cash dividends	28

Three months ended September 30, 2002:
Sales and other operating revenues (b)	$855		$1,508	$891	$2,189
SG&A and R&D	47		51	13	82
EBITDA	106		147	86	230
Depreciation and amortization	62		74	28	116
Interest expense, net	95		51	8	127
Net loss	(2	)(c)
Capital expenditures	8	(d)	14	11	22
Cash dividends	28

Three months ended June 30, 2003:
Sales and other operating revenues (b)	$913		$1,597	$905	$2,571
SG&A and R&D	53		54	16	100
EBITDA	48		80	96	161
Depreciation and amortization	61		76	29	129
Interest expense, net	99		53	9	142
Net loss	(68	)(c)
Capital expenditures	229	(d)(e)	21	13	251
Cash dividends	29

(a)	This column reflects Lyondell Chemical Company’s (“Lyondell”) 100% owned operations and its pro rata share of each joint venture’s operations, which is not a presentation in accordance with generally accepted accounting principles. Lyondell has a 58.75% interest in LYONDELL-CITGO Refining LP (“LCR”) and a 70.5% interest in Equistar Chemicals, LP (“Equistar”). Prior to August 22, 2002, Lyondell had a 41% interest in Equistar.
(b)	Includes revenues from sales to affiliates.
(c)	Includes income (loss) from equity investments in Equistar and LCR.
(d)	In addition, Lyondell made cash contributions to the PO-11 joint venture and the U.S. PO joint venture of $15 million, $14 million and $22 million in the three-month periods ended September 30, 2003 and 2002 and June 30, 2003, respectively. These amounts included $11 million, $14 million and $17 million, respectively, related to funding for capital expenditures. Contributions and advances to affiliates also include capitalized interest related to the PO-11 construction project of $6 million, $3 million and $5 million during these periods.
(e)	Capital expenditures of $229 million for the three months ended June 30, 2003 include Lyondell’s purchase of the BDO-2 facility from the lessor.

Table 7—Reconciliation of Net Income (Loss) to EBITDA

	For the three months ended			For the nine months ended
	September 30,		June 30, 2003	September 30,
(Millions of dollars)	2003	2002		2003	2002
LYONDELL
Net loss	$(44)	$(2)	$(68)	$(225)	$(55)
Add:
Benefit from income taxes	(27)	(6)	(39)	(121)	(24)
Interest expense, net	106	95	99	288	277
Depreciation and amortization	66	62	61	184	177
(Income) loss from equity investment in Equistar	26	(11)	32	158	39
Income from equity investment in LCR	(43)	(32)	(37)	(99)	(98)
Loss from equity investment in LMC (a)	—	—	—	—	5

IC&D EBITDA	$84	$106	$48	$185	$321

EQUISTAR
Net income (loss)	$(40)	$22	$(49)	$(235)	$(1,185)
Add:
Depreciation and amortization	76	74	76	230	221
Interest expense, net	51	51	53	153	153
Cumulative effect of accounting change	—	—	—	—	1,053

EBITDA	$87	$147	$80	$148	$242

Lyondell Proportionate Share (b)	$61	$74	$57	$104	$113

LCR
Net income	$69	$50	$58	$155	$154
Add:
Depreciation and amortization	28	28	29	85	87
Interest expense	8	8	9	27	23

EBITDA	$105	$86	$96	$267	$264

Lyondell Proportionate Share—58.75%	$62	$51	$56	$157	$155

EBITDA—Lyondell and Proportionate Share of Equity Investments
Lyondell EBITDA	$84	$106	$48	$185	$321
Lyondell share of Equistar EBITDA (b)	61	74	57	104	113
58.75% of LCR EBITDA	62	51	56	157	155
75% of LMC EBITDA through April 30, 2002 (a)	—	—	—	—	(3)

Lyondell and Proportionate Share of Equity Investments	$207	$231	$161	$446	$586

(a)	Lyondell Methanol Company, L.P. (“LMC”) is wholly owned by Lyondell and its operations are included in the Intermediate Chemicals and Derivatives (“IC&D”) business segment prospectively from May 1, 2002. Lyondell had a 75% interest in LMC and applied the equity method of accounting through April 30, 2002.
(b)	Lyondell has a 70.5% interest in Equistar. Prior to August 22, 2002, it had a 41% interest.

Table 8—Lyondell Unaudited Income Statement Information

	For the three months ended			For the nine months ended
	September 30,		June 30, 2003	September 30,
(Millions of dollars, except per share data)	2003	2002		2003	2002
Sales and other operating revenues	$954	$855	$913	$2,856	$2,372
Operating costs and expenses:
Cost of sales	891	749	866	2,713	2,062
Selling, general and administrative expenses	34	40	45	121	126
Research and development	9	7	8	26	22

Operating income (loss)	20	59	(6)	(4)	162
Income (loss) from equity investment in Equistar (a) (b)	(26)	11	(32)	(158)	(39)
Income from equity investment in LCR	43	32	37	99	98
Income (loss) from other equity investments	(4)	1	(4)	(10)	(4)
Interest expense, net	(106)	(95)	(99)	(288)	(277)
Other income (expense), net	2	(16)	(3)	15	(19)

Loss before income taxes	(71)	(8)	(107)	(346)	(79)
Benefit from income taxes	(27)	(6)	(39)	(121)	(24)

Net loss (a)	$(44)	$(2)	$(68)	$(225)	$(55)

Basic and diluted loss per share (a)	$(0.27)	$(0.02)	$(0.43)	$(1.40)	$(0.44)

Basic and diluted shares (in thousands) (c) (d)	161,574	140,258	161,023	161,009	125,212

(a)	As of January 1, 2002, Lyondell’s share of Equistar’s $1.1 billion charge for the write-off of goodwill, or $432 million, was offset by Lyondell’s write-off of a portion of the excess of its underlying equity in Equistar’s net assets over its investment in Equistar.
(b)	Lyondell has a 70.5% interest in Equistar. Prior to August 22, 2002, it had a 41% interest.
(c)	Lyondell sold 8,280,000 shares of common stock on July 1, 2002 and issued 34,000,000 shares of Series B common stock to Occidental on August 22, 2002. Lyondell paid a dividend to Occidental on September 29, 2003 by issuing 594,180 shares of Series B common stock in lieu of a dividend payment in cash.
(d)	Subsequent to September 30, 2003, Lyondell sold 13.8 million shares of common stock, including 2.7 million shares to Occidental.

Table 9—Lyondell Intermediate Chemicals and Derivatives Segment—Operating Information

	For the three months ended			For the nine months ended
	September 30,		June 30, 2003	September 30,
	2003	2002		2003	2002
Sales Volumes (in millions)
PO and derivatives (pounds) (a)	816	767	744	2,459	2,284
Co-products:
Styrene monomer (pounds)	865	783	780	2,514	2,433
MTBE and other TBA derivatives (gallons)	292	311	322	871	906
EBITDA	84	106	48	185	321

(a)	Includes propylene oxide (“PO”), PO derivatives and isocyanates.

Table 10—Lyondell Unaudited Cash Flow Information

	For the nine months ended September 30,
(Millions of dollars)	2003	2002
Net loss	$(225)	$(55)
Adjustments to reconcile net loss to cash provided by operating activities:
Depreciation and amortization	184	177
(Income) loss from equity investments	170	43
Deferred income taxes	(122)	1
Gain on sale of equity interest	(18)	—
Debt refinancing charge	5	7
Changes in assets and liabilities that provided (used) cash:
Accounts receivable	3	36
Inventories	12	(22)
Accounts payable	(5)	(10)
Accrued interest	79	75
Income taxes refundable (payable), net	36	82
Other assets and liabilities, net	17	10

Cash provided by operating activities	136	344

Purchase of equity investment in Equistar	—	(440)
Expenditures for property, plant and equipment (a)	(247)	(20)
Distributions from affiliates in excess of earnings	118	16
Contributions and advances to affiliates (b)	(102)	(85)
Proceeds from sale of equity interest	28	—
Maturity of other short-term investments	44	—
Other	—	(3)

Cash used in investing activities	(159)	(532)

Issuance of Series B common stock, warrants and right	—	440
Issuance of common stock	—	110
Issuance of long-term debt	318	268
Repayment of long-term debt	(103)	(221)
Dividends paid	(85)	(81)
Other	(3)	(13)

Cash provided by financing activities	127	503

Effect of exchange rate changes on cash	3	2

Increase in cash and cash equivalents	$107	$317

(a)	Includes the May 2003 purchase of the BDO-2 facility for $218 million, which Lyondell previously leased.
(b)	Includes cash contributions to the PO-11 joint venture and the U.S. PO joint venture of $63 million and $33 million in the nine-month periods ended September 30, 2003 and 2002, respectively. These amounts included $51 million and $30 million, respectively, related to funding for capital expenditures. Contributions and advances to affiliates also include capitalized interest related to the PO-11 construction project of $15 million and $7 million during these periods.

Table 11—Lyondell Unaudited Balance Sheet Information

(Millions of dollars)	September 30, 2003	December 31, 2002
Cash and cash equivalents	$393	$286
Other short-term investments	—	44
Accounts receivable, net	380	396
Inventories	342	344
Prepaid expenses and other current assets	62	66
Deferred tax assets	45	35

Total current assets	1,222	1,171
Property, plant and equipment, net	2,568	2,369
Investments and long-term receivables:
Investment in Equistar	1,022	1,184
Investment in PO joint ventures	835	770
Investment in and receivable from LCR	215	297
Other investments and long-term receivables	79	98
Goodwill, net	1,137	1,130
Other assets, net	408	429

Total assets	$7,486	$7,448

Accounts payable	$354	$344
Current maturities of long-term debt	—	1
Other accrued liabilities	331	279

Total current liabilities	685	624
Long-term debt	4,151	3,926
Other liabilities	695	673
Deferred income taxes	787	881
Minority interest	151	165
Stockholders’ equity (162,477,848 and 160,413,144 shares outstanding respectively, at September 30, 2003 and December 31, 2002)	1,017	1,179

Total liabilities and stockholders’ equity	$7,486	$7,448

Table 12—Lyondell Equity Investment Activity

(Millions of dollars)	For the three months ended September 30, 2003	For the nine months ended September 30, 2003
Investment in Equistar, beginning of period	$1,052	$1,184
Lyondell’s share of Equistar net loss	(26)	(158)
Other	(4)	(4)

Investment in Equistar, end of period	$1,022	$1,022

Investment in LCR, beginning of period	$1	$68
Lyondell’s share of LCR net income	43	99
Cash distributions from LCR	(58)	(215)
Cash contributions to LCR	3	24
Conversion of interest receivable from LCR to equity investment	—	10
Other	(3)	—

Investment in LCR, end of period	(14)	(14)
Receivable from LCR, beginning and end of period	229	229

Investment and receivable from LCR, end of period	$215	$215

Table 13—Equistar Unaudited Income Statement Information

(Millions of dollars)	For the three months ended			For the nine months ended
	September 30,		June 30, 2003	September 30,
	2003	2002		2003	2002
Sales and other operating revenues (a)	$1,642	$1,508	$1,597	$4,880	$4,106
Operating costs and expenses:
Cost of sales	1,561	1,386	1,517	4,754	3,938
Selling, general and administrative expenses	47	41	44	131	122
Research and development expense	10	10	10	29	28
Write-off and loss on sales of assets	12	—	2	26	—

Operating income (loss)	12	71	24	(60)	18
Interest expense, net	(51)	(51)	(53)	(153)	(153)
Other income (expense), net	(1)	2	(20)	(22)	3

Income (loss) before cumulative effect of accounting change	(40)	22	(49)	(235)	(132)
Cumulative effect of accounting change (b)	—	—	—	—	(1,053)

Net income (loss) (c)	$(40)	$22	$(49)	$(235)	$(1,185)

(a)	Sales and other operating revenues include sales to affiliates.
(b)	Concurrent with the adoption of SFAS No. 142, Equistar reviewed goodwill for impairment and concluded that the entire balance was impaired, resulting in the $1.1 billion charge.
(c)	As a partnership, Equistar is not subject to federal income taxes.

Table 14—Equistar Unaudited Segment Financial and Operating Information

	For the three months ended			For the nine months ended
	September 30,		June 30, 2003	September 30,
(Millions of dollars)	2003	2002		2003	2002
Sales and other operating revenues (a)
Petrochemicals segment	$1,491	$1,362	$1,481	$4,508	$3,673
Polymers segment	517	503	445	1,476	1,393
Intersegment eliminations	(366)	(357)	(329)	(1,104)	(960)

Total	$1,642	$1,508	$1,597	$4,880	$4,106

Operating income (loss)
Petrochemicals segment	$66	$96	$85	$119	$151
Polymers segment	(19)	6	(27)	(81)	(41)
Unallocated	(35)	(31)	(34)	(98)	(92)

Total	$12	$71	$24	$(60)	$18

Depreciation and amortization:
Petrochemicals segment	$58	$56	$56	$171	$162
Polymers segment	13	13	14	43	42
Other	5	5	6	16	17

Total depreciation and amortization	$76	$74	$76	$230	$221

EBITDA before cumulative effect of accounting change	$87	$147	$80	$148	$242
Sales Volumes (including intersegment sales) (millions) (a)
Selected petrochemical products:
Ethylene, propylene and other olefins (pounds)	3,976	4,259	3,723	11,620	12,789
Aromatics (gallons)	96	92	98	288	282
Polymers products (pounds)	1,405	1,527	1,143	3,945	4,628

(a)	Sales and other operating revenues include sales to affiliates. Sales volumes include sales volumes from sales to affiliates as well as intersegment sales volumes.

Table 15—Equistar Unaudited Balance Sheet Information

(Millions of dollars)	September 30, 2003	December 31, 2002
Cash and cash equivalents	$128	$27
Accounts receivable, net	569	625
Inventories	448	424
Prepaid expenses and other current assets	51	50

Total current assets	1,196	1,126
Property, plant and equipment, net	3,346	3,565
Investments	63	65
Other assets, net	340	296

Total assets	$4,945	$5,052

Accounts payable	$451	$459
Current maturities of long-term debt	2	32
Accrued liabilities	172	223

Total current liabilities	625	714
Long-term debt	2,252	2,196
Other liabilities and deferred revenues	382	221
Partners’ capital	1,686	1,921

Total liabilities and partners’ capital	$4,945	$5,052

Table 16—Equistar Unaudited Cash Flow Information

	For the nine months ended September 30,
(Millions of dollars)	2003	2002
Net loss	$(235)	$(1,185)
Adjustments to reconcile net loss to cash provided by (used in) operating activities:
Cumulative effect of accounting change	—	1,053
Depreciation and amortization	230	221
Debt refinancing charge	19	—
Write-off and loss on sales of assets	26	—
Changes in assets and liabilities that provided (used) cash:
Accounts receivable (a)	56	(139)
Inventories	(36)	(59)
Accounts payable	(8)	78
Accrued interest	(29)	(44)
Deferred revenues	151	—
Other assets and liabilities, net	(76)	(43)

Cash provided by (used in) operating activities (a)	98	(118)

Proceeds from sales of assets	69	—
Expenditures for property, plant and equipment	(62)	(43)
Contributions to affiliates	—	(6)

Cash provided by (used in) investing activities	7	(49)

Issuance of long-term debt	439	—
Repayment of long-term debt	(469)	(103)
Net borrowing under lines of credit	29	89
Other	(3)	(2)

Cash used in financing activities	(4)	(16)

Increase (decrease) in cash and cash equivalents	$101	$(183)

(a)	In consideration of discounts offered to certain customers for early payment for product delivered in September 2003, some receivable amounts were collected in September 2003 that otherwise would have been expected to be collected in October 2003, including $33 million from Occidental.

Table 17—LCR Unaudited Income Statement Information

	For the three months ended			For the nine months ended
	September 30,		June 30, 2003	September 30,
(Millions of dollars)	2003	2002		2003	2002
Sales and other operating revenues (a)	$1,030	$891	$905	$3,118	$2,436
Operating costs and expenses:
Cost of sales	939	820	822	2,894	2,220
Selling, general and administrative expenses	14	13	16	42	39

Operating income	77	58	67	182	177
Interest expense, net	(8)	(8)	(9)	(27)	(23)

Net income (b)	$69	$50	$58	$155	$154

EBITDA	$105	$86	$96	$267	$264

(a)	Includes revenues from sales to affiliates.
(b)	As a partnership, LCR is not subject to federal income taxes.

Table 18—LCR Operating Information

	For the three months ended			For the nine months ended
	September 30,		June 30, 2003	September 30,
	2003	2002		2003	2002
Sales Volumes (including intersegment sales) (a)
Refined products (thousand barrels per day):
Gasoline	127	118	113	118	114
Diesel and heating oil	84	83	86	83	82
Jet fuel	18	20	16	18	19
Aromatics	7	9	7	8	9
Other refinery products	91	91	99	90	102

Total refined products volumes	327	321	321	317	326

Refinery Runs
Crude processing rates (thousand barrels per day):
Crude Supply Agreement	229	212	246	223	214
Other crude oil	36	51	28	39	47

Total crude oil	265	263	274	262	261

(a)	Includes volumes from sales to affiliates.

Table 19—LCR Unaudited Balance Sheet Information

(Millions of dollars)	September 30, 2003	December 31, 2002
Total current assets	$243	$357
Property, plant and equipment, net	1,253	1,312
Deferred charges and other assets, net	79	88

Total assets	$1,575	$1,757

Current maturities of long-term debt	$450	$—
Other current liabilities	323	514
Long-term debt	—	450
Loans payable to partners	264	264
Other liabilities and deferred credits	115	126
Partners’ capital	423	403

Total liabilities and partners’ capital	$1,575	$1,757

Table 20—LCR Unaudited Cash Flow Information

	For the nine months ended September 30,
(Millions of dollars)	2003	2002
Cash flow from operations	$279	$217
Capital expenditures	36	53
Depreciation and amortization	85	87

Table 21—Reconciliation of Lyondell’s Days of Working Capital

(Millions of dollars)	September 30, 2003	June 30, 2003	December 31, 2002
Working Capital: (a)
Accounts receivable	$380	$381	$396
Inventories	342	366	344
Accounts payable	(354)	(396)	(344)

Total	368	351	396
Add: Accounts receivable sold (b)	67	81	65

Adjusted working capital	$435	$432	$461

Days of Working Capital:
Sales and other operating revenues for the three months ended	$954	$913	$890
Number of days in quarter	92	91	92
Sales per day	$10.4	$10.0	$9.7
Days of working capital (c)	42	43	48

(a)	Defined as the major controllable components of working capital—receivables, inventories and payables.
(b)	Receivables sold are added back for consistency as such amounts are included in sales and in the sales per day calculation. Management believes that this provides useful information to investors because it reflects Lyondell’s responsibility for administration and collection of said amounts.
(c)	Days of working capital are calculated as adjusted working capital divided by sales per day.

Table 22—Reconciliation of Equistar’s Days of Working Capital

(Millions of dollars)	September 30, 2003	June 30, 2003	December 31, 2002
Working Capital: (a)
Accounts receivable (b)	$569	$559	$625
Inventories	448	478	424
Accounts payable	(451)	(482)	(459)

Total	566	555	590
Add: Accounts receivable sold (c)	77	100	81

Adjusted working capital	$643	$655	$671

Days of Working Capital:
Quarterly sales revenue for the three months ended	$1,642	$1,597	$1,431
Number of days in quarter	92	91	92
Sales per day	$17.8	$17.5	$15.6
Days of working capital (b) (d)	36	37	43

(a)	Defined as the major controllable components of working capital—receivables, inventories and payables.
(b)	In consideration of discounts offered to certain customers for early payment for product delivered in September 2003, some receivable amounts were collected in September 2003 that otherwise would have been expected to be collected in October 2003, including $33 million from Occidental. Similarly, in June 2003, $32 million was received from Occidental that otherwise would have been expected to be collected in July 2003. Had such amounts been collected in October 2003 and July 2003, respectively, days of working capital would have been 38 days and 39 days at September 30 and June 30, 2003, respectively.
(c)	Receivables sold are added back for consistency as such amounts are included in sales and in the sales per day calculation. Management believes that this provides useful information to investors because it reflects Equistar’s responsibility for administration and collection of said amounts.
(d)	Days of working capital are calculated as adjusted working capital divided by sales per day.